UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2008
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 10, 2008, Harris Corporation (“Harris”) entered into a $750,000,000 five-year senior unsecured revolving credit agreement (the “Revolving Credit Agreement”) with: (i) SunTrust Bank, as administrative agent, an issuing bank for letters of credit and swingline lender; (ii) Bank of America, N.A., as syndication agent; (iii) CitiBank, N.A., JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as co-documentation agents; (iv) SunTrust Robinson Humphrey, Inc., as lead arranger and book manager; and (v) a syndicate of lenders from time to time parties thereto.
     The Revolving Credit Agreement replaces Harris’ prior $500,000,000 five-year senior unsecured revolving credit agreement, dated as of March 31, 2005 (the “Prior Credit Agreement”), with: (i) SunTrust Bank, as administrative agent, issuing bank for letters of credit and swingline lender; (ii) Citicorp USA, Inc. and Wachovia Bank, National Association, as co-syndication agents; (iii) Fleet National Bank and HSBC Bank USA, National Association, as co-documentation agents; (iv) SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as lead arranger and book manager; and (v) a syndicate of lenders from time to time a party thereto. Harris and the other parties to the Prior Credit Agreement terminated the Prior Credit Agreement (except those provisions, which by their terms, survive termination) in connection with, and as a condition of, entering into the Revolving Credit Agreement. The Prior Credit Agreement was scheduled to mature on March 31, 2010, and Harris incurred no early termination penalties as a result of such termination.
     The Revolving Credit Agreement provides for the extension of credit to Harris in the form of revolving loans, including swingline loans, and letters of credit at any time and from time to time during the term of the Revolving Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed $750,000,000 for both revolving loans and letters of credit, with a sub-limit of $50,000,000 for swingline loans and $125,000,000 for letters of credit. Borrowings under the Revolving Credit Agreement may be denominated in U.S. Dollars, Euros, Sterling and any other currency acceptable to the administrative agent and the lenders, with a non-U.S. currency sub-limit of $150,000,000. The Revolving Credit Agreement includes a provision pursuant to which, from time to time, Harris may request that the lenders in their discretion increase the maximum amount of commitments under the Revolving Credit Agreement by an amount not to exceed $500,000,000. Only consenting lenders (including new lenders reasonably acceptable to the administrative agent) will participate in any increase. In no event will the maximum amount of credit extensions available under the Revolving Credit Agreement exceed $1,250,000,000. The Revolving Credit Agreement may be used for working capital and other general corporate purposes, excluding hostile acquisitions (as defined in the Revolving Credit Agreement). The Revolving Credit Agreement also may be used to support commercial paper issued by Harris from time to time. Subject to certain conditions stated in the Revolving Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), Harris may borrow, prepay and re-borrow amounts under the Revolving Credit Agreement at any time during the term of the Revolving Credit Agreement.
     The Revolving Credit Agreement provides that Harris may designate wholly-owned subsidiaries organized in the United States, Canada or the United Kingdom (or such other jurisdictions as all lenders shall approve) as borrowers under the Revolving Credit Agreement. The obligations of any such subsidiary borrower shall be guaranteed by Harris.
     The Revolving Credit Agreement provides that Harris may from time to time designate certain of its subsidiaries as unrestricted subsidiaries. At September 10, 2008, Harris Stratex Networks, Inc. and its subsidiaries were unrestricted subsidiaries under the Revolving Credit Agreement.
     At Harris’ election, borrowings under the Revolving Credit Agreement denominated in U.S. Dollars will bear interest either at the London interbank offered rate (“LIBOR”) plus an applicable margin or at the base rate plus an applicable margin. The interest rate margin over LIBOR, initially set at 0.50%, may increase (to a maximum amount of 1.725%) or decrease (to a minimum amount of 0.385%) based on changes in the ratings of Harris’ senior unsecured long-term debt securities (“Senior Debt Ratings”) and on the degree of utilization under the Revolving Credit Agreement (“Utilization”). The base rate is a fluctuating rate equal to the higher of the federal funds rate plus 0.50% or SunTrust Bank’s publicly announced prime lending rate for U.S. Dollars. The interest rate margin over the base rate is 0.00%, but if Harris’ Senior Debt Ratings fall to “BB+/Ba1” or below, then the interest rate margin over the base rate will increase to either 0.225% or 0.725% based on Utilization. Borrowings under the Revolving Credit Agreement denominated in a currency other than U.S. Dollars will bear interest at LIBOR plus the applicable interest rate margin over LIBOR described above. Letter of credit fees are also determined based on Harris’ Senior Debt Ratings and Utilization.
     In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Revolving Credit Agreement and letter of credit fees, Harris is required to pay a quarterly facility fee, initially equal to 0.125% per annum of the amount of the lenders’ aggregate commitments under the Revolving Credit Agreement, whether used or unused. The Revolving Credit Agreement provides that the facility fee may increase (to a maximum amount of 0.275%) or decrease (to a minimum amount of 0.115%) based on changes in Harris’ Senior Debt Ratings.

     The Revolving Credit Agreement contains certain representations of Harris for the benefit of the administrative agent and the lenders, including representations relating to: due incorporation and good standing; due authorization of the Revolving Credit Agreement documentation; absence of any requirement for governmental or third party authorization for the due execution, delivery and performance of the Revolving Credit Agreement documentation; enforceability of the Revolving Credit Agreement documentation; accuracy of financial statements; no material adverse effect since June 27, 2008; absence of material undisclosed litigation on September 10, 2008; compliance with environmental laws, ERISA and certain other laws; payment of taxes; and solvency.
     The Revolving Credit Agreement contains certain affirmative covenants, including covenants relating to: reporting obligations; maintenance of corporate existence and good standing; compliance with laws; maintenance of properties and insurance; payment of taxes; compliance with environmental laws and ERISA; and visitation and inspection by the administrative agent and the lenders. The Revolving Credit Agreement also contains certain negative covenants, including covenants: limiting certain liens on assets; limiting certain mergers, consolidations or sales of assets; limiting certain sale and leaseback transactions; limiting certain vendor financing investments; and limiting certain investments in unrestricted subsidiaries. The Revolving Credit Agreement also requires that Harris not permit its ratio of consolidated total indebtedness to total capital, each as defined in the Revolving Credit Agreement, to be greater than 0.60 to 1.00 at any time and not permit its ratio of consolidated EBITDA to consolidated net interest expense, each as defined in the Revolving Credit Agreement, to be less than 3.00 to 1.00 (measured on the last day of each fiscal quarter for the rolling four-quarter period then ending).
     The Revolving Credit Agreement contains certain events of default, including: failure to make payments under the Revolving Credit Agreement; failure to perform or observe terms, covenants or agreements contained in the Revolving Credit Agreement; material inaccuracy of any representation or warranty under the Revolving Credit Agreement; payment default by Harris or certain of its subsidiaries under other indebtedness with a principal amount in excess of $75 million or acceleration of such other indebtedness; occurrence of one or more final judgments or orders for the payment by Harris or certain of its subsidiaries of money in excess of $75 million that remain unsatisfied; incurrence by Harris or certain of its subsidiaries of certain ERISA liability in excess of $75 million; any bankruptcy or insolvency of Harris or any material subsidiary; invalidity of Revolving Credit Agreement documentation; or a change of control (as defined in the Revolving Credit Agreement) of Harris. If an event of default occurs the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.
     All amounts borrowed or outstanding under the Revolving Credit Agreement are due and mature on September 10, 2013, unless the commitments are terminated earlier either at the request of Harris or if certain events of default described in the Revolving Credit Agreement occur. At September 10, 2008, no borrowings were outstanding under the Revolving Credit Agreement.
     The administrative agent and some of the lenders under the Revolving Credit Agreement and the Prior Credit Agreement and their affiliates have various relationships with Harris and its subsidiaries involving the provision of financial services, including commercial banking, lending, cash management, acting as dealers in Harris’ commercial paper program, investment banking, underwriting, financial advisory, trust and other services. In addition, Harris and some of its subsidiaries have entered into foreign exchange and other arrangements with certain of the lenders and their affiliates.
     A copy of the Revolving Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Revolving Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the attached Revolving Credit Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
     The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Revolving Credit Agreement, dated as of September 10, 2008, by and among Harris Corporation and the other parties thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Date: September 16, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Revolving Credit Agreement, dated as of September 10, 2008, by and among Harris Corporation and the other parties thereto.

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